EXHIBIT  21:  SUBSIDIARIES  OF  THE  COMPANY

Company                    Percent  Owned
-----------------------------------------
Pathfinder  Bank  (1)               100%
Pathfinder  Statutory  Trust        100%

(1) Pathfinder Commercial Bank, Pathfinder REIT, Inc. and Whispering Oaks Development Corporation, 100% owned by Pathfinder Bank